Exhibit 10.6

[PORTIONS HEREIN IDENTIFIED BY [***] HAVE BEEN EXCLUDED FROM THIS EXHIBIT BECAUSE THE EXCLUDED INFORMATION IS BOTH (I) NOT MATERIAL AND (II) WOULD LIKELY CAUSE COMPETITIVE HARM TO THE REGISTRANT IF PUBLICLY DISCLOSED.]

SECOND AMENDMENT TO LEASE AGREEMENT

THIS SECOND AMENDMENT TO LEASE AGREEMENT (“Second Amendment”) is effective as of the 18th day of October, 2012 (“Effective Date”) and is made by and between KRAUS-ANDERSON, INCORPORATED a Minnesota corporation (“Landlord”) and IMRICOR MEDICAL SYSTEMS, INC., a Delaware corporation (“Tenant”).

RECITALS

A.           Landlord is currently leasing to Tenant and Tenant is leasing from Landlord certain premises designated as Suites 301-303 in the Gateway Business Park located at 400-404 Gateway Boulevard, Burnsville, Minnesota 55337 and shown crosshatched on Exhibit A to this Second Amendment (the “Existing Leased Premises”), pursuant to written lease agreement dated May 15, 2007, as amended by a First Amendment to Lease Agreement dated March 23, 2009 (collectively, the “Lease”).

B.           Landlord and Tenant desire to amend the Lease to extend the current Lease term and increase the size of the Existing Leased Premises in accordance herewith.

NOW THEREFORE, in consideration of mutual agreements contained herein and other good and valuable consideration paid, the receipt and sufficiency of which is hereby acknowledged, it is hereby agreed that the Lease shall be and hereby is amended as follows:

1.           Extended Term: Landlord and Tenant agree that the term of the Lease is hereby extended for an additional five (5) years, commencing August 1, 2014 and continuing thereafter until July 31, 2019 (the “Extended Term”).

2.           Lease of Expansion Premises: Landlord shall continue to lease to Tenant and Tenant shall continue to lease from Landlord the Existing Leased Premises, in accordance with the terms of the Lease. Beginning on the “Expansion Date”, as hereinafter defined and continuing through the last day of the Extended Term, Landlord hereby also leases to Tenant and Tenant hereby also leases from Landlord approximately two thousand three hundred eighty seven (2,387) square feet of leaseable floor space designated as Suite 305 located at 408 Gateway Boulevard, Burnsville, Minnesota 55337 and shown crosshatched on Exhibit A to this Second Amendment (the “Expansion Premises”). Except as otherwise specifically provided in this Second Amendment, Tenant’s lease of the Expansion Premises shall be upon the same terms and conditions as set forth in the Lease, and the term “Leased Premises” shall be defined to mean the Existing Leased Premises together with the Expansion Premises, and the Leased Premises shall hereafter contain approximately 12,650 square feet of space.

3.           Expansion Premises Improvements. Landlord, at its sole cost, shall construct the improvements to the Expansion Premises depicted in the preliminary space plans attached to this Second Amendment as Exhibit B (“Improvements”). Detailed drawings and specifications (the “Final Plans”) shall be submitted by Landlord to Tenant as soon as possible after full execution of this Second Amendment. The Final Plans shall be subject to the approval of Landlord and Tenant, which approval shall not be unreasonably withheld, conditioned or delayed. If Landlord and Tenant do not mutually approve the Final Plans, in writing, within ten (10) business days after submission to Tenant, then Landlord may terminate this Second Amendment by giving ten (10) days’ written notice to Tenant, and, upon such termination, neither Landlord nor Tenant shall have any further rights or obligations under this Second Amendment, however the Lease shall remain in full force and effect for the remainder of the term stated therein with respect to the Existing Leased Premises. A full set of the Final Plans shall be delivered to and held by each party for their respective records. Upon approval of the Final Plans and issuance of all required permits, Landlord shall construct the Improvements and use reasonable efforts to substantially complete the Improvements and deliver possession of the Expansion Premises to Tenant within a reasonable period of time thereafter. The actual date that Landlord delivers possession of the Expansion Premises to Tenant with the Improvements substantially completed is referred to herein as the “Expansion Date”.

4.           Annual Base Rent: From and after the Effective Date and continuing through the expiration date of the Extended Term, Tenant shall pay Landlord fixed annual Base Rent for the Leased Premises as follows:

Period	Annual	Monthly
Effective Date - July 31, 2014	[***]	[***]
August 1, 2014 - July 31, 2015	[***]	[***]
August 1, 2015 - July 31, 2016	[***]	[***]
August 1, 2016 - July 31, 2017	[***]	[***]
August 1, 2017 - July 31, 2018	[***]	[***]
August 1, 2018 - July 31, 2019	[***]	[***]

5.           Additional Rent: From and after the Expansion Date, Tenant shall continue to pay additional rent as required by the Lease, provided, however, that Tenant’s proportionate share of such additional rent (i.e., operating expenses, real estate taxes, insurance, utilities and all other charges, costs and expenses that are due and payable under the Lease) shall be based upon the total number of square feet in the Leased Premises being 12,650 square feet.

6.           Early Termination: After the Expansion Date Tenant may, at its option, terminate this Lease by giving Landlord written notice stating that Tenant is electing to terminate the Lease effective on the last day of the sixth (6th) full calendar month after the date of Tenant’s notice of termination (“Early Termination Date”). On the date that Tenant provides written notice of termination to Landlord, Tenant shall pay Landlord an amount equal to the unamortized portion of the total of (i) Landlord’s cost of constructing the Improvements, and (ii) the leasing commissions incurred by Landlord to secure this Second Amendment (collectively, the “Transaction Cost”) plus interest thereon at the annual rate of 8% from the date incurred by Landlord. The total Transaction Cost is estimated to be [***]. For purposes of this Section, the actual Transaction Cost, plus interest, shall be amortized on a straight-line basis over a period commencing on the Expansion Date and ending on the last day of the Extended Term and the unamortized portion of the Transaction Cost, plus interest, shall be determined by reference to the period of time remaining in the Extended Term after the Early Termination Date. On the date that Tenant provides Landlord with the written notice of termination, through and including the Early Termination Date, Tenant shall not be in default under the terms of this Lease.  If Tenant is in default or subsequently does default and such default is not cured within the time allowed by this Lease, Tenant’s right of early termination described in this Section shall be null and void and this Lease shall remain in full force and effect throughout the Extended Term.  If this Lease is terminated in accordance with this Section, neither party hereto shall have any further liability to the other for obligations accruing under this Lease after the Early Termination Date, except for indemnification obligations that expressly survive termination of this Lease.

7.           Except as herein specifically modified and amended, the Lease remains in full force and effect and is hereby ratified by the parties.

IN WITNESS WHEREOF, the parties hereto have caused this Second Amendment to be executed the day and year first above written.

KRAUS-ANDERSON, INCORPORATED		IMRICOR MEDICAL SYSTEMS, INC.
a Minnesota corporation		a Minnesota corporation

By:	/s/ Phillip F. Boelter	By:	/s/ Steve Wedan
	Philip F. Boelter		Steven Wedan
Its:	Executive Vice President	Its:	CEO

EXHIBIT A

(Existing Leased Premises and Expansion Premises)

EXHIBIT B

(Preliminary Plans)